EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made as of the 28th day of October, 1996 by and between Sarnoff Deposition Service, Inc., a California corporation, with offices at 2100 North Broadway, Santa Ana, California 92706 (the "Corporation") and Harvey Melman, residing at 17532 Chatham Drive, Justin, CA 92780 (the "Employee").

                              W I T N E S S E T H :

                WHEREAS, in order to induce the Corporation to acquire the assets of a corporation in which the Employee is a stockholder, the Employee has agreed to enter into this Agreement; and

                WHEREAS, the Corporation desires to
employ the Employee and the Employee desires to accept such employment upon the terms and conditions contained in this Agreement;

                NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

           1.   TERM OF EMPLOYMENT

            Subject to the terms and conditions set forth in this Agreement, the Corporation hereby agrees to employ the Employee, and the Employee accepts such employment, as chief operating officer of the M & M Division of the Corporation (the "Division") beginning on the date hereof and continuing for a period of three years or until earlier terminated as provided herein. The Employee shall not be required to relocate outside of Orange County, without his prior consent.

          2.  DUTIES

              2.1 Subject to the direction of the Chairman of the Board of Directors or Board of Directors of the Corporation, the Employee shall perform such duties and discharge such responsibilities, commensurate with the Employee's position, including hiring and firing of Division personnel, salary structure of Division personnel, client contact and collection of Division invoices, responsibilities for Division reporting staff and pay schedules, fee schedules for Division clients, making normal capital expenditures for the operation of the Division and calendar matters and assignment of reporters with respect to the Division. The Employee agrees to perform such duties and discharge such responsibilities in a faithful manner and to the best of his ability. The Employee agrees to devote his full business time and attention to the business and affairs of the Corporation and its subsidiaries and to use his best efforts to promote the interest of the Corporation and its subsidiaries. The Employee further agrees that he will not engage in any outside business concerns or activities other than limited activities outside the Corporation which do not materially detract from the operation of the Division (including managing personal investments and real estate activities presently engaged in by the Employee), without the written consent of the Corporation's Board of Directors.

            2.2 The Board of Directors of the Corporation reserves the right from time to time to assign to the Employee additional duties and responsibilities, commensurate with the Employee's position. All such assignments and delegations of duties and responsibilities shall be made by the Board of Directors of the Corporation in good faith and shall not materially affect the general character of the work to be performed by the Employee. The Employee shall hold such officerships in the Corporation and any subsidiary to which, from time to time, he may be appointed during the term of this Agreement.

      3.       COMPENSATION

              So long as the Employee is employed by the Corporation, the Corporation agrees that:

              3.1  The Employee shall receive an
annual base salary at the rate of $97,000 per annum, payable in accordance with the Corporation's normal payroll practices. The Corporation shall deduct or withhold from such payments, and from all other payments made to the Employee pursuant to this Agreement, all amounts which may be required to be deducted or withheld under any applicable law now in effect or which may become effective during the term of this Agreement (including but not limited to Social Security contributions and income tax withholdings). Any salary and other compensation to be paid to the Employee hereunder may be paid by subsidiaries of the Corporation, and not by the Corporation, in such proportion as shall be allocated among them by the Corporation and such subsidiary.

             3.2 The Employee shall be entitled to participate in, and receive benefits from, any insurance, medical (including medical coverage for his wife), disability, bonus, incentive compensation, stock option or other employee benefit plan, if any are adopted, of the Corporation or any subsidiary which may be in effect at any time during the course of his employment by the Corporation and which shall be generally available to the Employee on terms no less favorable than to other employees of the Corporation or its subsidiaries.

            3.3   The Board of Directors of the
Corporation in its sole discretion may grant to the Employee a bonus at any time and from time to time. It is anticipated that any such bonus shall be based on the profitability and results of operations of the business unit in which the Employee shall be actively involved. On the date hereof, the Corporation is herewith paying to the Employee the amount of $144,000 as a bonus for entering into this Agreement, less any amounts required by law to be deducted or withheld from such payment.

           3.4 The Employee shall be entitled to five weeks of paid vacation each year.

   4.     REIMBURSEMENT FOR EXPENSES

         The Corporation or its subsidiaries shall reimburse the Employee for up to $12,000 per year of expenses which the Employee may from time to time reasonably incur on behalf of the Corporation, without the Corporation's prior approval, in the performance of his responsibilities and duties under this Agreement; provided that the Employee shall be required to account to the Corporation for such expenses in the manner prescribed by the Corporation.
In recognition of Employee's need for an automobile for business purposes, the Corporation will reimburse the Employee directly for such expenses, up to $1,000 per month.

      5.  TERMINATION OF EMPLOYMENT BY REASON OF DEATH

If the Employee shall die during the term of this Agreement, this Agreement shall terminate automatically as of the date of his death and the Corporation shall pay to the Employee's legal representatives the compensation which would otherwise be payable to the Employee up to the end of the month in which his death occurs and no more.

      6.   TERMINATION OF EMPLOYMENT BY REASON OF DISABILITY

If the Employee shall become temporarily disabled during the term of this Agreement, all of the Employee's rights under this Agreement shall continue until such time as the Employee either returns to work or is deemed "permanently disabled" (as hereinafter defined in Section 6.1).

     6.1 If the Employee shall be deemed permanently disabled, the Employee's employment shall immediately terminate at such time that the Employee is deemed to be permanently disabled. The Employee shall be deemed permanently disabled for purposes of this Agreement if: (i) in the opinion of the Board of Directors, the Employee is unable to render full-time service to the Corporation pursuant to the terms of this Agreement for three consecutive months, or (ii) in the opinion of the Board of Directors, the Employee is unable to render full-time service to the Corporation pursuant to the terms of this Agreement for four months out of any twelve consecutive month period.

      7. TERMINATION OF EMPLOYMENT FOR CAUSE

The Corporation may immediately terminate the Employee's employment in the event that the Employee shall do or cause to be done any act which constitutes "cause" (as hereinafter defined) for termination. For purposes of this Agreement, cause shall be deemed to mean a material breach by the Employee of this Agreement, neglect or refusal to attend to the material duties assigned to him by the Chairman of the Board or Board of Directors of the Corporation, gross negligence or wilful misconduct in the performance of his duties, dishonesty to the Corporation (including, without limitation, conviction of a crime in any court which could have the effect of causing the termination or suspension of any license which the Corporation holds), conviction of a felony or excessive absenteeism not related to disability. Should the Employee's employment be terminated by the Corporation for cause, the Corporation's only obligation shall be to pay the Employee his salary and other compensation under Sections 3.1 and
3.2 of this Agreement which has accrued as of the date of such termination. Nothing contained in this Article 7 shall in any way waive, restrict or prejudice the Corporation's rights and remedies in equity and at law against the Employee with respect to the matter for which the Employee's employment under this Agreement is terminated for cause.

       8. TERMINATION BY EMPLOYEE

       8.1 The Employee may terminate his employment hereunder if (a) during the first twelve months after the date hereof, Esquire Communications Ltd. ("Esquire") shall be in default in the payment of principal or accrued interest on the promissory note dated the date hereof in the original principal amount of $2,512,700 (the "Note") and such default remains uncured for a period of at least 180 days or (b) subsequent to the first anniversary of the date hereof Esquire shall be in default in the payment of principal or accrued interest on the Note and such default remains uncured for a period of at least 60 days. Upon such termination, the provisions of Section 10 shall be terminated and of no further force or effect.

       8.2 The Employee may terminate this Agreement and his employment hereunder for the following reasons:

          (a) Without Employee's express written
consent, the assignment to Employee of any duties which would constitute a material reduction in Employee's authority or responsibilities as contemplated by Section 2 hereof;

           (b) Failure by the Corporation to comply with any material provision of Section 3 hereof, which is not remedied by the Corporation promptly after receipt of notice thereof given by the Employee;

          (c) The Corporation's requiring Employee to be based at any office or location outside of Orange County, California, except for travel assignments which are reasonably required for the full discharge of Employee's responsibilities; or

          (d) Any termination by the Corporation of Employee's employment otherwise than as permitted by this Agreement.

            8.3  If the Employee terminates this
Agreement for the reasons set forth in Section 8.1 or 8.2 hereof or if the Corporation terminates Employee's employment other than for Cause or disability, the Corporation shall be obligated to make payments to Employee equal to Employee's salary in effect at the date of termination for the balance of the term of this Agreement, without limitation to any other rights to which Employee my be entitled as a matter of law. Notwithstanding the foregoing, the amounts Employee is entitled to receive pursuant to this Section 8.3 shall be reduced by the amount of any compensation which Employee may receive, in respect of the period covered by this Section 8.3 from any company or other entity engaged in the court reporting business which is in direct competition with the Corporation or any of its subsidiaries, regardless of whether such compensation is received as an employee, consultant or otherwise. Termination of this Agreement by Employee for the reasons set forth in Sections 8.1 or 8.2 shall not impair or in any other way adversely affect the right to enforce his rights under the Note.

         8.4    Any termination by the
Corporation for Cause or for disability or by the Employee for the reasons set forth in Section 8.1 or 8.2 shall be communicated by Notice of Termination to the other party given in accordance with Section 12 hereof. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (iii) if the termination date is other than the date of receipt of the notice, specified the termination date of this Agreement (which date shall not be more than 15 days after the giving of such notice). "Date of Termination" means the date of receipt of the Notice of Termination or the date specified therein, as the case may be.

         9.  CONFIDENTIALITY

                 During the course of his employment
as an employee of the Corporation, the Employee has had, and will have, access to and will gain knowledge with respect to all of the lines of business of the Corporation, including service information, information concerning customers, court reporters, and other valuable information relating to the development, marketing and sale of services of the Corporation ("Confidential Information"). The parties also agree that covenants by the Employee not to make unauthorized disclosures of the Confidential Information and not to use the Confidential Information after the termination of the Employee's employment with the Corporation in a business in competition with that of the Corporation are essential to the growth and stability of the business of the Corporation. Accordingly, Employee agrees that, except as required by his duties under this Agreement, he shall not take, use, or disclose to anyone in documentary form or through electronic media or otherwise, at any time during or after the term of this Agreement, any Confidential Information obtained by him in the course of his employment with the Corporation.

         10. NON-COMPETITION

            10.1 During the term of this Agreement and for a period of 24 months from the date of the termination of this Agreement in accordance with its terms, the Employee agrees that he shall not directly or indirectly, for his own account or as agent, employee, officer, director, trustee, consultant or shareholder of any corporation or a member of any firm or otherwise, anywhere within 100 miles of metropolitan Santa Ana, California and within 100 miles of any office of the Corporation engage or attempt to engage in any business activity which is the same as, substantially similar to or directly competitive with the Corporation.

            10.2 During the term of this Agreement and for a period of 24 months from the date of termination of this Agreement in accordance with its terms, the Employee agrees that he shall not, directly or indirectly, for his own account or as agent, employee, officer, director, trustee, consultant or shareholder of any corporation, or member of any firm or otherwise, employ or solicit the employment or retention of any court reporter retained by the Corporation or any employee of the Corporation.

             10.3 The Employee acknowledges and agrees that the foregoing territorial and time limitations and restrictive covenants are reasonable and properly required for the adequate protection of the business and affairs of the Corporation, and in the event any such territorial or time limitation is found to be unreasonable by a court of competent jurisdiction, the Employee agrees and submits to the reduction of either said territorial or time limitation or both, to such an area or period as the court may determine to be reasonable.

     11. RIGHTS TO DISCOVERIES

     The Employee agrees that all ideas, inventions, trademarks and other developments or improvements conceived, developed or acquired by the Employee during the term of this Agreement, whether or not during working hours, at the premises of the Corporation or elsewhere, alone or with others, that are within the scope of the Corporation's business operations or that relate to any work or projects of the Corporation shall be the sole and exclusive property of the Corporation. The Employee agrees to disclose promptly and fully to the Corporation all such ideas, inventions, trademarks or other developments and, at the request of the Corporation, the Employee shall submit to the Corporation a full written report thereof regardless of whether the request for a written report is made after the termination of this Agreement. The Employee agrees that during the term of this Agreement and thereafter, upon the request of the Corporation and at its expense, he shall execute and deliver any and all applications, assignments and other instruments which the Corporation shall deem necessary or advisable to transfer to and vest in the Corporation the Employee's entire right, title and interest in and to all such ideas, inventions, trademarks or other developments and to apply for and to obtain patents or copyrights for any such patentable or copyrightable ideas, inventions, trademarks and other developments.

     12. NOTICES

     All notices and other communications given pursuant to this Agreement shall be deemed to have been properly given or delivered at the time when hand delivered, when received if sent by telecopier or by same day or overnight recognized commercial courier service, or three days after being mailed, by certified mail, postage prepaid, addressed to the appropriate party, at the address for such party set forth at the beginning of this Agreement. Any party may from time to time designate by written notice given pursuant to this Article 12 any other address or party to which any such notice or communication or copies thereof shall be sent.

     13. EQUITABLE RELIEF

     The Employee acknowledges that the Corporation will suffer damages incapable of ascertainment in the event that any of the provisions of Articles 9, 10 or 11 hereof are breached and that the Corporation will be irreparably damaged in the event that the provisions of Articles 9, 10 or 11 are not enforced. Therefore, should any dispute arise with respect to the breach or threatened breach of Articles 9, 10 or 11 of this Agreement, the Employee agrees and consents, that in addition to any and all other remedies available to the Corporation, an injunction or restraining order or other equitable relief may be issued or ordered by a court of competent jurisdiction restraining any breach or threatened breach of Articles 9, 10 or 11 of this Agreement. The Employee agrees not to assert in any such action that an adequate remedy exists at law.

    14. COSTS AND EXPENSES

     All expenses, including, without limitation, attorney's fees and expenses incurred in connection with any legal proceeding arising as a result of a breach or threatened breach of this Agreement shall be borne by the losing party to the fullest extent permitted by law and the losing party hereby agrees to indemnify and hold the other party harmless from and against all such expenses.

     15. MISCELLANEOUS

     This Agreement shall be governed by the internal domestic laws of the State of California without reference to conflict of laws principles. This Agreement shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of the parties hereto (provided, however, that the Employee shall not have the right to assign this Agreement in view of its personal nature). All headings and subheadings are for convenience only and are not of substantive effect. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, understandings and writings (or any part thereof) whether oral or written between the parties hereto relating to the subject matter hereof. There are no oral agreements in connection with this Agreement. Neither this Agreement nor any provision of this Agreement may be waived, modified or amended orally or by any course of conduct but only by an agreement in writing duly executed by both of the parties hereto. If any article, section, portion, subsection or subportion of this Agreement shall be determined to be unenforceable or invalid, then such article, section, portion, subsection or subportion shall be modified in the letter and spirit of this Agreement to the extent permitted by applicable law so as to be rendered valid and any such determination shall not affect the remainder of this Agreement, which shall be and remain binding and effective as against all parties hereto. For purposes of this Agreement, all references to the Corporation shall include all subsidiaries of the Corporation.

     16. INDEMNIFICATION

     The Corporation shall indemnify and hold Employee harmless to the maximum extent permitted by applicable law against judgments, fines, damages, amounts paid in settlement and reasonable attorney's fee and costs incurred by the Employee, in connection with the defense of or as a result of any action or proceeding (or appeal of any action or proceeding or any investigation which might result in any such action or proceeding) in which the Employee is made or is threatened to be made party by reason of his actions within the scope of his duties and authority as a director, officer or employee of the Corporation or any of its subsidiaries or affiliates. To the maximum extent permitted by applicable law, the Corporation will pay the reasonable costs and expenses in defending any such action or proceeding as such costs and expenses are incurred. In the event it is determined in such investigation, action or proceeding (or appeal thereof) that he is guilty or at fault and not entitled to indemnification, Employee shall reimburse the Corporation for all such costs and expenses it expended on his behalf.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                               ---------------------------------
                                HARVEY MELMAN

                              SARNOFF DEPOSITION SERVICE, INC.

                              By:______________________________


                                    GUARANTEE


                       Esquire Communications Ltd. hereby guarantees the performance of all of the obligations of Sarnoff Deposition Service, Inc. under this Agreement.

                             ESQUIRE COMMUNICATIONS LTD.


                            By:____________________________